EXHIBIT 1.1
                                                                     -----------


                                                                  EXECUTION COPY


                        EMMIS COMMUNICATIONS CORPORATION
                                   ("COMPANY")


                              CLASS A COMMON STOCK


                                 TERMS AGREEMENT


March 27, 2002


To:  The Underwriters identified herein


Dear Madame/Sirs:

         The undersigned agrees to sell you for your account, on and subject to the terms and conditions of the Underwriting Agreement attached hereto ("UNDERWRITING AGREEMENT"), the following securities ("OFFERED Securities") on the following terms:

                  TITLE:  Class A Common Stock

                  NUMBER OF SHARES:
                      Deutsche Banc Alex. Brown:                3,285,714
                      Credit Suisse First Boston Corporation:     714,286
                                                                ---------

                      Total                                     4,000,000

                  OVER-ALLOTMENT: In addition, upon written notice from you given to the Company from time to time not more than 30 days subsequent to the date hereof, you may purchase up to 600,000 additional shares of the Offered Securities (the "OPTIONAL SECURITIES") at the Purchase Price. The Company agrees to sell to you the Optional Securities, and you agree to purchase such Optional Securities. Such Optional Securities shall be purchased for your account in full or in part and may be purchased by you only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities. No Optional Securities shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by you to the Company.

                  LISTING: The Nasdaq Stock Market Inc.'s National Market.

                  PURCHASE PRICE: $26.24 per share.

                  EXPECTED REOFFERING PRICE: $26.80 per share, subject to change by the Underwriters following the initial distribution of the Offered Securities.

                  CLOSING: 9:30 A.M. on Tuesday, April 2, 2002, at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10024, in Federal (same day) funds.

                  BLACKOUT: Until 90 days after the Closing Date, with the exception of up to 300,000 shares which may be sold by Jeffrey H. Smulyan.

                  NAME AND ADDRESS OF THE UNDERWRITERS:

                     Deutsche Banc Alex. Brown
                     One South St., 15th Floor
                     Baltimore, Maryland 21202

                     Credit Suisse First Boston Corporation
                     11 Madison Avenue
                     New York, New York 10010

                  The provisions of the Underwriting Agreement are incorporated herein by reference, except that the parties agree that with respect to this Offering the Underwriters will not receive comfort letters regarding the historical financial statements of certain acquired entities that were incorporated by reference into the Prospectus from the Company's registration statement on Form S-4 (File No.333-62160) and that such omission shall not be deemed to be a failure to fulfill the condition stated in Section 5(a) of the Underwriting Agreement.

                  Reference is hereby made to the side letter, dated the date hereof, between the Underwriters regarding the allocation of compensation in connection with the Offering.

                  The Offered Securities will be made available for checking and packaging at the office of Latham & Watkins, 885 Third Avenue, New York, New York 10024, at least 24 hours prior to the Closing Date.

                  For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the Prospectus consists of the following information in the prospectus supplement furnished on behalf of the Underwriters: The following paragraphs of the section entitled "Underwriting" beginning on page S-23: ninth paragraph (regarding sales to discretionary accounts); the eleventh through fifteenth paragraphs (regarding short sales, covering and stabilizing transactions) and the first line of the seventeenth paragraph (regarding possible Internet availability of the Prospectus).

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.


                                   Very truly yours,

                                        EMMIS COMMUNICATIONS CORPORATION

                                        By:  /s/ J. Scott Enright
                                             ----------------------------------
                                           Name:  J. Scott Enright
                                           Title: Vice President and Associate
                                                  General Counsel



Accepted and agreed as of the date first above written:

     DEUTSCHE BANC ALEX. BROWN INC.
     CREDIT SUISSE FIRST BOSTON CORPORATION

     BY: DEUTSCHE BANC ALEX. BROWN INC.

     By: /s/ Jeff Amling
         ----------------------------------------------
         Name:   Jeff Amling
         Title:  Managing Director

                        EMMIS COMMUNICATIONS CORPORATION
                             EMMIS OPERATING COMPANY

                                 DEBT SECURITIES
                            PREFERRED--COMMON--STOCK
                                DEPOSITARY SHARES
                                    WARRANTS

                             UNDERWRITING AGREEMENT


         1. INTRODUCTORY. Emmis Communications Corporation, an Indiana corporation ("COMPANY"), proposes to issue and sell from time to time certain of its Class A Common Stock ("COMMON STOCK"), preferred stock, depositary shares, debt securities, warrants and guarantees of debt securities of Emmis Operating Company, an Indiana corporation and a wholly-owned subsidiary of the Company ("OPERATING COMPANY"), and Operating Company proposes to issue from time to time certain of its debt securities and guarantees of debt securities of the Company, which securities of the Company and the Operating Company are registered under the registration statement referred to in Section 2(a) ("REGISTERED SECURITIES"). The Registered Securities constituting debt securities of the Company or Operating Company will be issued under a senior debt indenture, in the case of senior debt securities, or a subordinated debt indenture, in the case of subordinated debt securities, forms of which indentures are filed as exhibits to the registration statement referred to in Section 2(a), and may be issued in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting preferred stock of the Company may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, conversion and exchange provisions, selling prices, voting rights (if any) and other terms. The Registered Securities constituting depositary shares will each represent a fractional interest in a share of a particular series of preferred stock of the Company and will be issued pursuant to a deposit agreement to be entered into between the Company, the relevant preferred stock depositary and holders from time to time of the depositary receipts evidencing the relevant depositary shares. The Registered Securities constituting warrants to purchase shares of Common Stock, preferred stock or debt securities of the Company may be issued independently or together with any of the securities for which they are exercisable, will be issued pursuant to a warrant agreement to be entered into between the Company and a warrant agent, and may vary as to their particular terms such as issue price and exercise terms and prices. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "OFFERED SECURITIES". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "UNDERWRITERS" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "REPRESENTATIVES"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters. All references herein to the "Company" shall instead refer to the Operating Company to the extent the Operating Company is the issuer of any Offered Securities pursuant to any Terms Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that, except as otherwise set forth in the disclosure letter of the Company accompanying any Terms Agreement described in Section 3:

                  (a) A registration statement (File No. 333-62172), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has been declared effective by the Commission. Such registration statement, as amended at the time of any Terms Agreement referred to in
         Section 3, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are debt securities or preferred stock) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) On the effective date of the Registration Statement, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                  (c) Each of the Company and its Significant Subsidiaries (as defined below) has been duly incorporated or organized, is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate, partnership or limited liability company power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, partnership or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except, in each case, where the failure to be in good standing or so qualified would not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (d) Other than the entities listed on Schedule B hereto (the "SIGNIFICANT SUBSIDIARIES"), the Company has no "significant subsidiaries," as such term is defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof. All of the outstanding equity interests of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as set forth on Schedule B hereto, are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN") aside from Liens arising under the Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 29,

         2000, as amended, extended, renewed, supplemented, restated or modified (in whole or in part) among the Company, the lenders named therein, Toronto Dominion (Texas), Inc., as Administrative Agent, Fleet National Bank, as Documentation Agent, First Union National Bank, as Syndication Agent and Credit Suisse First Boston Corporation as co-document agent (the "CREDIT FACILITY").

                  (e) If the Offered Securities are debt securities: The indenture governing the Offered Securities (the "INDENTURE") has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus, and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company or the Operating Company, as the case may be, enforceable in accordance with their terms except as
         (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and
         (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder.

                  (f) If the Offered Securities are preferred stock: The Offered Securities have been duly authorized by the Company and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

                  (g) If the Offered Securities are Common Stock: The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized by the Company; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Common Stock.

                  (h) If the Offered Securities are convertible: When the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into Common Stock of the Company in accordance with their terms (if the Offered Securities are preferred stock) or the Indenture (if the Offered Securities are debt securities); the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock.

                  (i) If the Offered Securities are Common Stock or are convertible into Common Stock: Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

                  (j) If the Offered Securities constitute Common Stock or are convertible into Common Stock: The outstanding shares of Common Stock are listed on the Nasdaq Stock Market ("NASDAQ") and the Offered Securities (if they are Common Stock) or the Common Stock into which the Offered Securities are convertible (if they are convertible) has been approved for listing on Nasdaq, subject to official notice of issuance. If the Offered Securities are debt securities or preferred stock, they have been approved for listing on the stock exchange (if any) indicated in the Terms Agreement, subject to official notice of issuance.

                  (k) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                  (l) Neither the Company nor any of the Company's Significant Subsidiaries is in violation of its respective charter, by-laws or equivalent organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except in the case of any violation or default that would not reasonably be expected to have a Material Adverse Effect.

                  (m) Except as would not be reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof, by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency of the United States or the State of New York or the State of Delaware (except such as may be required from the Commission in connection with the Registration Statement or under the Trust Indenture Act or under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Company's subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Company's subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

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

                  (n) There are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its Significant Subsidiaries is or could be a party or to which any of their respective property is or could be subject, which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

                  (o) Neither the Company nor any of its Significant Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (q) Each of the Company and its Significant Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its Significant Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its Significant Subsidiaries; except where (i) such failure to be valid and in full force and effect or to so be in compliance, or (ii) where the occurrence of any such event or the presence of any such restriction, in each case, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (r) The accountants that have audited the Company's financial statements and supporting schedules included in the Registration Statement and Prospectus are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The financial statements included in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; and any pro forma financial statements included in the Registration Statement and Prospectus or incorporated by reference therein have been prepared on a basis consistent in all material respects with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Registration Statement and the Prospectus;

                  (s) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person (except for the registration rights granted to Liberty Media Corporation under a registration rights agreement dated as of November 18, 1999, between Emmis and Liberty Media Corporation) or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (u) Neither the Company nor any of the Company's Significant Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause the Terms Agreement or the issuance or sale of any Offered Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
         221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (v) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

                  (w) Since the date of the latest audited financial statements included in the Prospectus, other than as set forth in the Prospectus, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

                  (x) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  (y) Except for such FCC consents and approvals that have already been obtained and are currently in effect, no consent or approval of the FCC is required under the Communications Act of 1934, as amended, and the regulations promulgated thereunder (the "COMMUNICATIONS LAWS") for the issuance and sale of the Offered Securities. The execution, delivery and performance of the Terms Agreement (including this Agreement) in accordance with the terms thereof by the Company does not violate the Communications Laws.

                  (z) Each of the following subsidiaries of the Company (the "LICENSE SUBSIDIARIES") holds all necessary authorizations, approvals, consents, orders, licenses, certificates and permits issued by the FCC to own and to operate each of the respective radio or television broadcast stations (the "STATIONS") listed next to it in such list (all such held FCC authorizations, approvals, consents, orders, licenses, certificates and permits of the License Subsidiaries collectively "FCC LICENSES").

          CORPORATION                                           STATION
          -----------                                           -------

          Emmis Radio License Corporation                       KALC-FM
                                                                KFTK-FM
                                                                KIHT-FM
                                                                KKFR-FM
                                                                KKLT-FM
                                                                KMVP-AM
                                                                KPNT-FM
                                                                KPWR-FM
                                                                KSHE-FM
                                                                KTAR-AM
                                                                KXPK-FM
                                                                KZLA-FM
                                                                WENS-FM
                                                                WIBC-AM
                                                                WKQX-FM
                                                                WNOU-FM
                                                                WMLL-FM
                                                                WQCD-FM
                                                                WTHI-FM
                                                                WYXB-FM
                                                                WWVR-FM

          Emmis License Corporation of New York                 WQHT-FM
          Emmis Radio License Corporation of New York           WRKS-FM
          Emmis Television License Corporation                  KAII-TV
                                                                KBIM-TV
                                                                KGUN-TV
                                                                KGMB-TV
                                                                KGMD-TV
                                                                KGMB-TV
                                                                KHAW-TV
                                                                KHON-TV
                                                                KMTV-TV
                                                                KOIN-TV
                                                                KREZ-TV
                                                                KRQE-TV
                                                                WALA-TV

          CORPORATION                                           STATION
          -----------                                           -------

                                                                WFTX-TV
                                                                WKCF-TV
                                                                WLUK-TV
                                                                WSAZ-TV
                                                                WTHI-TV
                                                                WVUE-TV

          Emmis Television License Corporation of Topeka        KSNT-TV
          Emmis Television License Corporation of Wichita       KSNW-TV
                                                                KSNC-TV
                                                                KSNG-TV
                                                                KSNK-TV

                  (aa) There are no proceedings pending or threatened in writing under the Communications Laws against the Company, the License Subsidiaries, the other subsidiaries of the Company or the Stations before or by the FCC or any court having jurisdiction over matters arising under the Communications Laws, relating to any invalidity, revocation or modification of any FCC Licenses, the violation of the Communications Laws, or the reconsideration or rescission of the issuance or consent to the transfer or assignment, of any of the FCC Licenses that would reasonably be expected to have a Material Adverse Effect.

                  (bb) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens (except for existing Liens granted under the Credit Facility) and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and building held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, except in the case of any violation of the requirements of this paragraph (bb) that would not reasonably be expected to have a Material Adverse Effect.

                  (cc) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

                  (dd) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its Significant Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Significant Subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its Significant Subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no material collective bargaining organizing activities are taking place with respect to the Company or any of its Significant Subsidiaries.

                  (ee) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ff) All material tax returns required to be filed by the Company and each of its Significant Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Significant Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (gg) If the proceeds of the Offered Securities are to be used to repay indebtedness of the Company or any of its subsidiaries, all indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Offered Securities was incurred, and the indebtedness (if any) represented by the Offered Securities is being incurred, for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Offered Securities, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Offered Securities) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Offered Securities and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Offered Securities) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Offered Securities, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Offered Securities), able to pay their respective debts as they mature.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         3. PURCHASE AND OFFERING OF OFFERED SECURITIES. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("TERMS AGREEMENT") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or preferred stock) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date as the Underwriter first named in the Terms Agreement (the "LEAD UNDERWRITER") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "CLOSING DATE"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("DELAYED DELIVERY CONTRACTS") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("CONTRACT SECURITIES"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

         If the Offered Securities are debt securities and the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of and at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

         4. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph
         (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                  (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale and (if the Offered Securities are debt securities or preferred stock) the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

                  (g) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and (if the Offered Securities are debt securities or preferred stock) any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities (if they are debt securities or preferred stock), for any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

                  (h) If the Offered Securities are debt securities or preferred stock, the Company will not publicly or in an offering pursuant to Rule 144A under the Act offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities) or any series of preferred stock issued or guaranteed by the Company (if the Offered Securities are preferred stock), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

                  (i) If the Offered Securities are Common Stock or are convertible into Common Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement, issuances of Common Stock pursuant to the exercise of such options or issuances of Common Stock pursuant to Company employee stock purchase plans, Company incentive plans, Company benefit plans and Company dividend reinvestment plans in effect on the date of the Terms Agreement.

         5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received, on or prior to the date of the Terms Agreement and on the Closing Date, a letter or letters, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, of Arthur Andersen LLP (Indianapolis), and such other independent public accountants who have audited and reviewed financial statements and certain other financial information included or incorporated by reference in the Prospectus, as requested by the Lead Underwriter, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and containing the information and statements of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be overtly threatened by the Commission.

                  (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in the condition (financial or otherwise), business, management or operations of the Company and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook;
         (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, to the effect that:

                           (i)      If the Offered Securities are debt
                  securities: assuming due authorization of the Offered Securities by the Company, the Offered Securities other than any Contract Securities have been duly executed, and delivered; and the Offered Securities other than any Contract Securities will, when authenticated and issued in accordance with the terms of the Indenture, and any Contract Securities will, when executed, authenticated, issued and delivered in accordance with the terms of the Indenture and sold pursuant to Delayed Delivery Contracts, constitute valid and legally binding obligations of the Company enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or at law);

                           (ii)     If the Offered Securities are debt
                  securities: Assuming due authorization thereof by the Company, the Indenture has been duly executed and delivered by the Company and has been duly qualified under the Trust Indenture Act, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding in equity or at law);

                           (iii) Assuming due authorization thereof by the Company, the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts, have been duly executed and delivered by the Company;

                           (iv) the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform, in all material respects to the description thereof contained in the Prospectus insofar as such description constitutes a summary of the legal matters, documents or proceedings referred to therein;

                           (v) the statements in the Prospectus under the caption "Certain Federal Income Tax Considerations," to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that caption in all material respects;

                           (vi) If the Offered Securities are convertible debt securities: assuming due authorization of the Indenture and the Offered Securities by the Company and assuming that sufficient shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Offered Securities, the Offered Securities other than any Contract Securities are, and any Contract Securities, when (if the Offered Securities are debt securities) executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts or will be convertible into Common Stock of the Company in accordance with the Indenture or;

                           (vii) assuming (1) the accuracy of the Company's representations and warranties set forth in Section 2 hereof with respect to factual matters, (2) the compliance by the Company with its covenants set forth in Section 4 hereof and (3) that the Registration Statement and Prospectus (as amended or supplemented) are accurate and complete, except as would not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency of the United States or the State of New York or the State of Delaware under any Applicable Law (except such as may be required by the Commission in connection with the Registration Statement and, if the Offered Securities are debt securities, under the Trust Indenture Act with respect to the Indenture, and such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Credit Facility or, to such counsel's actual knowledge, any indenture, loan agreement, mortgage, lease or other agreement or instrument listed under Exhibit 10 to the Registration Statement, as amended to the date of such opinion, or (iii) violate or conflict with any Applicable Law or, to such counsel's actual knowledge, any judgment, order or decree of any court or any governmental body or agency of the United States (other than the Federal Communications Commission, (the "FCC") as to which such counsel need not express an opinion) or the State of New York or the State of Delaware under the Delaware General Corporation Law having jurisdiction over the Company, any of its subsidiaries or their respective property (other than the FCC, as to which such counsel need not express an opinion). The term "Applicable Law" as used in this paragraph means the Delaware General Corporation Law, the laws of the State of New York and the laws, rules and regulations of the United States (excluding the Communications act of 1934, as amended (including the Telecommunications Act of 1996, as amended, or any rules, regulations and policies of the FCC under that act (the "Communications Act") as to which such counsel need not express an opinion), in each case, which in the experience of such counsel are normally applicable to transactions of the type contemplated by the Terms Agreement.

                           (viii) assuming (1) the accuracy of the Company's representations and warranties set forth in Section 2 hereof with respect to factual matters, and (2) compliance by the Company with their respective covenants set forth in Section 4 hereof, the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (ix) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, the Commission has orally advised such counsel that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, each of the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, assuming the accuracy and completeness of the Registration Statement and Prospectus (as so amended or supplemented), appeared on its face to be appropriately responsive in all material respects to the requirements of the Act, and the Rules and Regulations; no facts have come to such counsel's attention to lead such counsel to believe that such registration statement, as of its effective date, the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion under this Section (ix) as to the financial statements, financial statement schedules or other financial or statistical data contained in the Registration Statement or the Prospectus.

                  The opinion of Paul, Weiss, Rifkind, Wharton & Garrison described in this Section 5(d) shall be rendered to you at the request of the Company and shall so state therein. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of public officials. In giving their opinion covered by Section (x), such counsel may state that their opinion and belief are based upon their participation in conferences with your representatives and with certain officers and employees of, and independent public accountants for, the Company, at which the contents of the Registration Statement (including the Prospectus), as amended or supplemented, if applicable, and related matters were discussed, (ii) that they have not undertaken to investigate or verify independently, and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement (including the Prospectus) (other than as explicitly stated in Sections (iv) and (v) above) and (iii) that in such participation and review they have relied as to materiality to the extent they deemed reasonable on officers, employees and other representatives of the Company and its subsidiaries.

                  (e) The Representatives shall have received an opinion (satisfactory to the Representatives and counsel for the Representatives), dated the Closing Date, of counsel to the Company, which may be Bose McKinney & Evans or such other counsel to the Company reasonably acceptable to the Representatives, to the effect that:

                           (i) each of the Company and the Company's Significant Subsidiaries has been duly incorporated or organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and has the corporate, partnership or limited liability company power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                           (ii) based solely on certificates of public officials, each of the Company and the Company's Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation, partnership or limited liability company, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except, in each case, where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

                           (iii) all of the outstanding shares of capital stock of each Significant Subsidiary corporation has been duly authorized and validly issued and are fully paid and non-assessable, and, except as set forth on Schedule B hereto are owned of record by the Company, free and clear of any Lien, aside from Liens under the Credit Facility;

                           (iv)     If the Offered Securities are debt
                  securities: the Indenture and the execution and delivery thereof has been duly authorized by the Company, and the execution and delivery of the Offered Securities have been duly authorized by the Company;

                           (v) If the Offered Securities are preferred stock: the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been validly issued and are fully paid and nonassessable; any Contract Securities, when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be validly issued, fully paid and non-assessable; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued, delivered and sold, will conform, in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

                           (vi) If the Offered Securities are Common Stock: the Offered Securities and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

                           (vii) If the Offered Securities are convertible: the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock;

                           (viii)   The Terms Agreement (including this
                  Agreement) and the execution and delivery thereof has been duly authorized by the Company;

                           (ix) the statements in the Prospectus under the captions "Legal Proceedings," and "--Employment Agreements," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                           (x) neither the Company nor any of the Company's Significant Subsidiaries is in violation of its respective charter, by-laws, partnership agreement or other organizational document and, to such counsel's actual knowledge, the Company is not in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument listed under Exhibit 10 to the Registration Statement (as amended to the date of such opinion);

                           (xi) assuming (1) the accuracy of the Company's representations and warranties set forth in Section 2 hereof with respect to factual matters, and (2) the compliance by the Company with the covenants set forth in Section 4 hereof, except as would not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance of the Terms Agreement (including this Agreement) by the Company, the compliance by the Company with all provisions thereof and the consummation of the transactions contemplated thereby will not
                  (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under state securities or Blue Sky laws) of the State of Indiana, (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, bylaws, or equivalent organizational documents of the Company or the Credit Facility, as amended, or, to such counsel's actual knowledge, any indenture, loan agreement, mortgage, lease or other agreement or instrument listed under Exhibit 10 to the Registration Statement (as amended to the date of such opinion), (iii) violate or conflict with any Applicable Law, or, to such counsel's actual knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) to such counsel's actual knowledge, result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument listed under Exhibit 10 to the Registration Statement (as amended to the date of such opinion), or (v) to such counsel's actual knowledge, result in the termination, suspension or revocation of any Authorization of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization. The term "Applicable Law" as used in this paragraph means the laws of the State of Indiana.

                           (xii) except as disclosed in, contemplated by or incorporated by reference in the Prospectus, such counsel does not know of any legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

                  The opinion of Indiana counsel described in this Section 5(e) shall be rendered to you at the request of the Company and shall so state therein. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of public officials.

                  (f) The Initial Purchasers shall have received an opinion, dated such Closing Date, of Wiley, Rein & Fielding, FCC counsel for the Company, to the effect that:

                           (i) Except for (i) such FCC consents and approvals that have already been obtained and are currently in effect, and (ii) such FCC consents and approvals that may be required for consummation of certain transactions related to the offering of securities pursuant to the relevant Terms Agreement and as described in such Terms Agreement, no consent or approval of the FCC is required under the Communications Laws for the issuance and sale under this Agreement by the Company of the Offered Securities. The execution, delivery and performance of the Terms Agreement (including this Agreement) in accordance with the terms thereof by the Company does not violate the Communications Laws;

                           (ii) the Company and the License Subsidiaries hold all necessary authorizations, approvals, consents, orders, licenses, certificates and permits issued by the FCC to own and to operate the respective Stations as identified below (as such list may be modified by the Company in any Terms Agreement in consultation with the Representatives):

                   CORPORATION                                  STATION
                   -----------                                  -------

                   Emmis Radio License Corporation              KALC-FM
                                                                KFTK-FM
                                                                KIHT-FM
                                                                KKFR-FM
                                                                KKLT-FM
                                                                KMVP-AM
                                                                KPNT-FM
                                                                KPWR-FM
                                                                KSHE-FM
                                                                KTAR-AM
                                                                KXPK-FM
                                                                KZLA-FM
                                                                WENS-FM
                                                                WIBC-AM
                                                                WKQX-FM
                                                                WNOU-FM
                                                                WMLL-FM
                                                                WQCD-FM
                                                                WTHI-FM
                                                                WYXB-FM
                                                                WWVR-FM

                   Emmis License Corporation of New York        WQHT-FM
                   Emmis Radio License Corporation of New York  WRKS-FM
                   Emmis Television License Corporation         KAII-TV
                                                                KBIM-TV
                                                                KGUN-TV
                                                                KGMB-TV
                                                                KGMD-TV
                                                                KGMB-TV
                                                                KHAW-TV
                                                                KHON-TV
                                                                KMTV-TV
                                                                KOIN-TV
                                                                KREZ-TV
                                                                KRQE-TV
                                                                WALA-TV
                                                                WFTX-TV
                                                                WKCF-TV
                                                                WLUK-TV
                                                                WSAZ-TV

                   CORPORATION                                  STATION
                   -----------                                  -------

                                                                WTHI-TV
                                                                WVUE-TV

                   Emmis Television License Corporation
                     of Topeka                                  KSNT-TV
                   Emmis Television License Corporation
                     of Wichita                                 KSNW-TV
                                                                KSNC-TV
                                                                KSNG-TV
                                                                KSNK-TV


         Each of the FCC Licenses is currently in effect in accordance with its terms and held by the Company or one of the License Subsidiaries, as identified in such counsel's opinion.

                           (iii) Such counsel knows of no proceedings pending or threatened in writing under the Communications Laws against the Company, the License Subsidiaries or the Stations before or by the FCC or any court having jurisdiction over matters arising under the Communications Laws, relating to any invalidity, revocation or adverse modification of any FCC Licenses, the violation of the Communications Laws, or the reconsideration or rescission of the issuance, or consent to the transfer or assignment, of any of the FCC Licenses, that would reasonably be expected to have a Material Adverse Effect;

                           (iv) The statements in the Prospectus under the captions "Risk Factors--Our need to comply with comprehensive, complex and sometimes unpredictable federal regulations could have an adverse effect on our businesses," "--Any changes in current FCC ownership regulations may negatively impact our ability to compete or otherwise harm our business operations," "--If we are not able to obtain regulatory approval for future acquisitions, our growth may be impaired," "--The planned industry conversion to digital television could adversely affect our broadcast business" and "--The new federal satellite television legislation could adversely affect our broadcast business," and under the captions "Business--Federal Regulation" and "--Competition," insofar as such statements constitute a summary of Communications Laws and material proceedings thereunder and legal conclusions with respect thereto, fairly present such information contained under such captions in light of the circumstances under which such statements are made;

                  (g) Such counsel has no reason to believe that any part of the Registration Statement, including the Prospectus, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in rendering the opinion in this subparagraph (g), counsel may qualify its opinion based on the scope of its engagement as FCC counsel for the Company.

                  (h) If the Offered Securities are debt securities: the Underwriters shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

                  (i) The Company and its subsidiaries, as applicable, shall have executed such additional agreements, including any guarantees, deposit agreements, warrant agreements and any other agreements and documents pertaining to the issuance and sale of the Offered Securities, as shall be specified in the Terms Agreement, and the Underwriters shall have received duly executed original copies thereof;

                  (j) The Representatives shall have received such additional representations and warranties regarding the due authorization, execution and delivery of, and such opinions from counsel to the Company with respect to the due authorization, execution, delivery and enforceability of, such additional agreements or other documents specified in the immediately preceding paragraph, as requested by the Representatives and specified in the Terms Agreement.

                  (k) The Company shall not have failed in any material respect at or prior to the Closing Date to perform or comply with any of the agreements contained in the Terms Agreement (including this Agreement) and required to be performed or complied with by the Company, as the case may be, at or prior to the Closing Date.

                  (l) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Latham & Watkins may rely as to the incorporation of the Company and all other matters governed by Indiana law upon the opinion of Bose, McKinney & Evans referred to above.

                  (m) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in the Terms Agreement (including this Agreement) are true and correct, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and, (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, management or operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement. The foregoing indemnity agreement, with respect to a preliminary Prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Offered Securities, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of
         Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
         (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are debt securities or preferred stock, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts (if debt securities) or numbers of shares (if preferred stock) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, Attention: Associate General Counsel, (317-266-0100).

         10. SUCCESSORS. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation thereunder.

         11. REPRESENTATION OF UNDERWRITERS. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

         12. COUNTERPARTS. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                   SCHEDULE B



Emmis Operating Company, an Indiana corporation
Emmis License Corporation, a California corporation
Emmis Television License Corporation, a California corporation
Emmis Radio License Corporation, a California corporation
Emmis Radio Corporation, an Indiana corporation
Emmis Publishing Corporation, an Indiana corporation
Emmis Indiana Broadcasting, L.P., an Indiana limited partnership
Emmis Television Broadcasting, L.P., an Indiana limited partnership





                                      Sch B

                                                                         ANNEX I


                 (THREE COPIES OF THIS DELAYED DELIVERY CONTRACT
                  SHOULD BE SIGNED AND RETURNED TO THE ADDRESS
              SHOWN BELOW SO AS TO ARRIVE NOT LATER THAN 9:00 A.M.,
       NEW YORK TIME, ON ........................ ............, .....(1 ))


                            DELAYED DELIVERY CONTRACT
                            -------------------------

                                        [INSERT DATE OF INITIAL PUBLIC OFFERING]



[Insert Name Of Issuer]
  c/o Credit Suisse First Boston Corporation
      Eleven Madison Avenue
      New York, N.Y. 10010-3629
      Attention: Transactions Advisory Group


Ladies and Gentlemen:

         The undersigned hereby agrees to purchase from [Emmis Communications Corporation/Emmis Operating Company], an Indiana corporation ("COMPANY"), and the Company agrees to sell to the undersigned, [IF ONE DELAYED CLOSING, INSERT--as of the date hereof, for delivery on , ("DELIVERY DATE"),]


                            [$]..............[shares]

--principal amount--of the Company's [INSERT TITLE OF SECURITIES] ("SECURITIES"), offered by the Company's Prospectus dated , and a Prospectus Supplement dated _______, relating thereto, receipt of copies of which is hereby acknowledged, at-- % of the principal amount thereof plus accrued interest, if any,--$ per share plus accrued dividends, if any,--and on the further terms and conditions set forth in this Delayed Delivery Contract ("CONTRACT").

         [IF TWO OR MORE DELAYED CLOSINGS, INSERT THE FOLLOWING:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the--principal--amounts set forth below:



------------------------
         (1) INSERT DATE WHICH IS THIRD FULL BUSINESS DAY PRIOR TO CLOSING DATE UNDER THE TERMS AGREEMENT.

                                                     PRINCIPAL AMOUNT
                                                         NUMBER
                        DELIVERY DATE                   OF SHARES
                        -------------                   ---------
                  ______________________________        _________
                  ______________________________        _________

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by the Company, at the office of at A.M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive [IF DEBT ISSUE, INSERT--fully registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total--principal amount--number of shares--of the Securities less the--principal amount---number of shares--thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by--a copy--copies--of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                   Yours very truly,


                                        _______________________________________
                                                (NAME OF PURCHASER)

                                        BY  ___________________________________

                                            ___________________________________
                                                (TITLE OF SIGNATORY)

                                            ___________________________________

                                            ___________________________________
                                                (ADDRESS OF PURCHASER)


Accepted, as of the above date.



[EMMIS COMMUNICATIONS CORPORATION/EMMIS OPERATING COMPANY]



         By____________________________
                  [INSERT TITLE]